UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37907	46-1473923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300

Denver, Colorado 80202

(Address of Principal Executive Offices)

(720) 557-8300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 29, 2016 Extraction Oil & Gas, LLC (the "Company"), entered into a definitive purchase and sale agreement (the "Bayswater Agreement") with Bayswater Exploration & Production, LLC, Bayswater Blenheim Holdings, LLC and Bayswater Blenheim Holdings II, LLC (collectively, "Bayswater" or the "Seller"), under which the Company agreed to acquire certain oil and gas leaseholds, overriding royalty interests and producing properties located in the State of Colorado (the "Acquired Properties"), and various other related rights, permits, contracts, equipment and other assets. The contractual effective and closing dates for the acquisition of the Acquired Properties acquired by Extraction Oil & Gas, LLC are July 1, 2016 and October 3, 2016, respectively. The aggregate purchase price for the acquisition of the Acquired Properties was approximately $420.0 million in cash, subject to the customary post-closing purchase price adjustments.

The accompanying Statements of Operating Revenues and Direct Operating Expenses of the Acquired Properties by Extraction Oil & Gas, LLC (the "Statements") were prepared by the Company based on carved-out financial information and other data from the Seller's historical accounting records. Because the Acquired Properties are not separate legal entities, the accompanying Statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Acquired Properties including, but not limited to, depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses and interest as these cost are not directly involved in the revenue producing activity and would be difficult to relate directly to the Acquired Properties. As such, this financial information is not intended to be a complete presentation of the operating revenues and expenses of the Acquired Properties. The information may not be representative of future operations due to changes in the business and the exclusion of the omitted information. Furthermore, no balance sheet has been presented for the Acquired Properties because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Acquired Properties' operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission ("SEC") Regulation S-X.

The Company is filing this Current Report on Form 8-K to provide updated unaudited financial statements of the Acquired Properties as required by Item 9.01(a) of Form 8-K, which were originally filed in connection with registration statement (No. 333-213634) on Form S-1 of Extraction Oil and Gas, Inc.

Item 9.01Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The statements of operating revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2015 and for the nine-month periods ended September 30, 2016 and 2015 are attached hereto as Exhibit 99.1.

(d)Exhibits.

Exhibit No.	Description
15.1	Letter of KPMG LLP
99.1	Statements of operating revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2015 and for the nine-month periods ended September 30, 2016 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2016

EXTRACTION OIL & GAS, INC.

By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr.
Chief Financial Officer

EXHIBIT INDEX

(d)Exhibits.

Exhibit No.	Description
15.1	Letter of KPMG LLP
99.1	Statements of operating revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2015 and for the nine-month periods ended September 30, 2016 and 2015.